Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Chris Toth, 949/331-0337

Investor Relations Consultant

chris.toth@newport.com

NEWPORT CORPORATION REPORTS

SECOND QUARTER AND FIRST HALF 2015 RESULTS

Irvine, California — August 4, 2015 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its second quarter and six months ended July 4, 2015, and its outlook for the third quarter and second half of 2015.  The company noted the following regarding the second quarter results:

•                        Net sales of $148.0 million and new orders of $151.9 million;

•                        Net income of $5.8 million, or $0.14 per diluted share, when measured according to generally accepted accounting principles (GAAP);

•                        Non-GAAP net income of $9.9 million, or $0.25 per diluted share, excluding the amortization of intangible assets, stock-based compensation expense, acquisition-related, restructuring and severance costs and the tax impact of the excluded amounts;

•                        Cash generated from operations of $20.5 million; and

•                        Repurchases of approximately 324,000 shares of common stock during the quarter, for a total of approximately $6.2 million.

Robert Phillippy, President and Chief Executive Officer, commented:  “Our second quarter sales and earnings were below our expectations, and our near-term outlook has moderated in certain areas of our business.  Accordingly, we are implementing cost reduction actions in these areas to align our cost base with current business conditions.”

Newport’s sales and orders by end market were as follows:

				Percentage	Percentage
	Three Months Ended			Change vs.	Change vs.
	July 4,	April 4,	June 28,	Prior	Prior Year
(In thousands, except percentages, unaudited)	2015	2015	2014	Quarter	Period

Sales by End Market

Scientific research	$33,421	$35,365	$30,544	-5.5%	9.4%
Microelectronics	38,948	39,877	40,869	-2.3%	-4.7%
Life and health sciences	26,341	32,586	32,393	-19.2%	-18.7%
Defense and security	15,073	14,398	14,481	4.7%	4.1%
Industrial manufacturing and other	34,194	34,429	34,945	-0.7%	-2.1%
Total	$147,977	$156,655	$153,232	-5.5%	-3.4%

Orders by End Market

Scientific research	$37,285	$34,534	$32,647	8.0%	14.2%
Microelectronics	40,081	36,193	35,396	10.7%	13.2%
Life and health sciences	26,061	30,374	25,932	-14.2%	0.5%
Defense and security	17,477	15,186	14,536	15.1%	20.2%
Industrial manufacturing and other	31,034	38,338	40,523	-19.1%	-23.4%
Total	$151,938	$154,625	$149,034	-1.7%	1.9%

Operating Income and Net Income

Newport reported operating income for the second quarter of 2015 of $10.1 million, or 6.8% of net sales, when calculated in accordance with GAAP.  On a non-GAAP basis, excluding the amortization of intangible assets, stock-based compensation expense and acquisition-related, restructuring and severance costs, the company’s operating income for the second quarter of 2015 was $15.9 million, or 10.8% of net sales.

On a GAAP basis, the company reported net income for the second quarter of 2015 of $5.8 million, or $0.14 per diluted share.  On a non-GAAP basis, excluding the items referenced above and the tax impact of such excluded amounts, the company’s net income for the second quarter of 2015 was $9.9 million, or $0.25 per diluted share.

The company has provided a reconciliation of its gross profit, operating income, net income and net income per diluted share calculated in accordance with GAAP and on a non-GAAP basis following the statements of income and comprehensive income included in this release.  Management believes that the supplemental presentation of non-GAAP financial information provides insight into the company’s core business results, as well as a useful resource for comparison of its financial results between periods.

Liquidity and Share Repurchase Program

As of July 4, 2015, the company had a total of $41.0 million in cash, cash equivalents, restricted cash and marketable securities, total indebtedness of $80.3 million and $156.0 million of borrowing capacity available on its revolving credit facility.

Mr. Phillippy commented, “Our cash generation continues to be strong, with $20.5 million in cash from operations in the second quarter, and we used $6.2 million of this cash to repurchase an additional 324,000 shares during the quarter.  Share repurchases are an important part of our capital allocation strategy, and during the last four quarters we have used $22.5 million to repurchase a total of approximately 1.2 million shares.  We have 2.7 million shares remaining available for repurchase under the program previously authorized by our board of directors, and we expect to continue to repurchase shares for the foreseeable future.”  The company noted that the amount and timing of future repurchases will depend on factors such as the company’s share price level, its other capital requirements and the terms of its credit facility.

Cost Reduction Actions

The company announced that it plans to reduce personnel and other costs to improve its profitability in light of current business conditions.  These actions are designed to reduce the company’s costs by approximately $12 million annually.

Mr. Phillippy stated, “Our revenue outlook has become more cautious in certain areas of our business, particularly our Lasers Group and the U.S. operations of our Optics Group, so we have initiated steps to streamline our cost structure.  The actions will be implemented over the next two quarters, and we expect them to positively impact our second half results, with the full benefit reflected in the first quarter of 2016.  These targeted cost reductions are focused on specific business areas where we have experienced market weakness, and programs that are not achieving their targets.  We plan to continue investing in a number of areas where our revenue and profit growth initiatives are achieving success.”

The company also noted that the previously announced closure of its North Andover, Massachusetts facility remains on schedule.   The company expects that the closure will be completed by the end of 2015 and will result in approximately $2 million of cost savings in 2016.

Financial Outlook

Commenting on Newport’s outlook, Mr. Phillippy said, “We expect conditions in the third quarter of 2015 to be similar to those we experienced in the second quarter, and as such, we expect our third quarter sales to be similar to the second quarter level.  We expect our sales to be higher sequentially in the fourth quarter of 2015, resulting in a year-over-year increase in sales for the full year.  For the third quarter of 2015, we expect our non-GAAP earnings per diluted share to be in the range of $0.27 to $0.31.  In addition, we expect our cost reduction actions to give us stronger profit leverage in the fourth quarter and beyond.”

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, life and health sciences, industrial manufacturing and defense/security markets.  Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications.  Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

Learn more about Newport at www.newport.com and follow the company on Twitter, YouTube and Facebook.  To download Newport’s investor relations app, which offers access to its SEC filings, press releases, videos, audiocasts and more, please visit Apple’s App Store for the iPhone and iPad or Google Play for Android mobile devices.

INVESTOR CONFERENCE CALL

Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer, will host an investor conference call today, August 4, 2015, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the second quarter and first half of 2015 and its business outlook for the third quarter and second half of 2015.  The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors.  The call also will be available to investors and analysts by dialing (877) 407-8133 within the U.S. and Canada or (201) 689-8040 from abroad.

The webcast will be archived on the Newport investor relations website and a telephonic playback of the conference call will also be available by calling (877) 660-6853 within the U.S. and Canada and (201) 612-7415 from abroad. The telephonic playback will be available beginning at 8:00 p.m. Eastern time on Tuesday, August 4, 2015, and continue through 11:59 p.m. Eastern time on Tuesday, August 11, 2015. The replay passcode is 13615921.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation statements regarding the company’s expectation of continuing to repurchase shares for the foreseeable future; the company’s planned cost reduction actions and planned closure of its North Andover facility and the expected amounts and timing of the benefits anticipated to result from such actions; the company’s expectation of similar business conditions and sales levels in the third quarter of 2015 compared with the second quarter of 2015; its expectation of achieving higher sales in the fourth quarter of 2015 versus the third quarter of 2015 and a year-over-year increase in sales for the full year of 2015; its expected range of non-GAAP earnings per diluted share in the third quarter of 2015; and the company’s expectation of stronger profit leverage in the future resulting from its cost reduction actions.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, the strength of business conditions in the industries Newport serves, particularly the semiconductor and defense and security industries; Newport’s ability to achieve the expected benefits from the integration of acquired businesses and from its cost reduction actions; Newport’s ability to successfully penetrate and increase sales to its targeted end markets; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport.  Certain of these judgments and risks are discussed in more detail in Newport’s periodic reports filed with the Securities and Exchange Commission.  Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.  In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved.  Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Newport Corporation

Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
(In thousands, except per share amounts)	2015	2014	2015	2014

Net sales	$147,977	$153,232	$304,632	$300,122
Cost of sales	84,058	83,344	170,432	164,775
Gross profit	63,919	69,888	134,200	135,347

Selling, general and administrative expenses	38,690	42,085	79,299	81,291
Research and development expense	15,158	14,318	30,113	28,456
Loss (gain) on sale or other disposal of assets, net	—	—	1,088	(411)
Operating income	10,071	13,485	23,700	26,011

Interest and other expense, net	(1,064)	(658)	(1,967)	(1,634)
Income before income taxes	9,007	12,827	21,733	24,377

Income tax provision	3,237	3,830	7,299	7,439
Net income	5,770	8,997	14,434	16,938
Net income attributable to non-controlling interests	—	45	—	100
Net income attributable to Newport Corporation	$5,770	$8,952	$14,434	$16,838

Net income	$5,770	$8,997	$14,434	$16,938
Other comprehensive income (loss):
Foreign currency translation gains (losses)	248	(825)	(5,963)	(364)
Unrecognized net pension (losses) gains	(41)	59	429	102
Unrealized losses on investments and marketable securities	(1)	(42)	(109)	(22)
Other comprehensive income (loss)	206	(808)	(5,643)	(284)
Comprehensive income	$5,976	$8,189	$8,791	$16,654

Comprehensive income attributable to non-controlling interests	$—	$46	$—	$115
Comprehensive income attributable to Newport Corporation	5,976	8,143	8,791	16,539
Comprehensive income	$5,976	$8,189	$8,791	$16,654

Net income per share attributable to Newport Corporation:
Basic	$0.15	$0.22	$0.36	$0.42
Diluted	$0.14	$0.22	$0.36	$0.42

Shares used in the computation of net income per share:
Basic	39,717	39,881	39,659	39,703
Diluted	40,265	40,528	40,412	40,513

Other operating data:
New orders received during the period	$151,938	$149,034	$306,563	$296,318
Backlog at the end of period scheduled to ship within 12 months			$173,038	$183,108

Newport Corporation

Supplemental Non-GAAP Measures

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
(In thousands, except percentages and per share amounts)	2015	2014	2015	2014

Net sales	$147,977	$153,232	$304,632	$300,122

Cost of sales:
Cost of sales - GAAP	$84,058	$83,344	$170,432	$164,775
Amortization of intangible assets	954	962	1,909	1,924
Stock-based compensation expense	285	279	681	491
Non-GAAP cost of sales	82,819	82,103	167,842	162,360
Non-GAAP gross profit	$65,158	$71,129	$136,790	$137,762

Non-GAAP gross profit as a percentage of net sales	44.0%	46.4%	44.9%	45.9%

Operating income:
Operating income - GAAP	$10,071	$13,485	$23,700	$26,011
Amortization of intangible assets	2,144	2,476	4,233	4,955
Stock-based compensation expense	2,743	3,110	6,827	5,447
Acquisition-related, restructuring and severance costs	958	952	1,920	1,920
Loss (gain) on sale or other disposal of assets, net	—	—	1,088	(411)
Non-GAAP operating income	$15,916	$20,023	$37,768	$37,922

Non-GAAP operating income as a percentage of net sales	10.8%	13.1%	12.4%	12.6%

Net income attributable to Newport Corporation:
Net income - GAAP	$5,770	$8,952	$14,434	$16,838
Amortization of intangible assets	2,144	2,476	4,233	4,955
Stock-based compensation expense	2,743	3,110	6,827	5,447
Acquisition-related, restructuring and severance costs	958	952	1,920	1,920
Loss (gain) on sale or other disposal of assets, net	—	—	1,088	(411)
Income tax provision on non-GAAP adjustments	(1,718)	(1,881)	(4,040)	(3,572)
Non-GAAP net income	$9,897	$13,609	$24,462	$25,177

Net income per diluted share attributable to Newport Corporation:
Net income - GAAP	$0.14	$0.22	$0.36	$0.42
Total non-GAAP adjustments	0.11	0.12	0.25	0.20
Non-GAAP net income per diluted share	$0.25	$0.34	$0.61	$0.62

Three Months Ending
October 3, 2015
Financial outlook - earnings per diluted share
Earnings per diluted share - GAAP	$0.13 - $0.17
Stock-based compensation expense	0.09
Amortization of intangible assets	0.05
Acquisition related, restructuring and severance costs	0.05
Income tax provision on non-GAAP adjustments	(0.05)
Non-GAAP earnings per diluted share	$0.27 - $0.31

Newport Corporation

Consolidated Balance Sheets

(Unaudited)

	July 4,	January 3,
(In thousands)	2015	2015

ASSETS
Current assets:
Cash and cash equivalents	$39,717	$46,883
Restricted cash	1,259	1,704
Marketable securities	6	57
Accounts receivable, net	93,638	96,512
Inventories, net	125,208	112,440
Current deferred tax assets	20,764	20,734
Prepaid expenses and other current assets	20,087	14,948
Total current assets	300,679	293,278

Property and equipment, net	83,211	82,793
Goodwill	103,749	97,524
Long-term deferred tax assets	5,679	5,005
Intangible assets, net	70,271	70,811
Investments and other assets	28,956	30,516
Total assets	$592,545	$579,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$4,084	$3,772
Accounts payable	36,574	31,448
Accrued payroll and related expenses	33,227	34,607
Accrued expenses and other current liabilities	32,140	31,797
Total current liabilities	106,025	101,624

Long-term debt	76,256	71,000
Pension liabilities	29,351	28,554
Long-term deferred tax liabilities	14,274	14,272
Other long-term liabilities	7,369	7,773

Total stockholders’ equity	359,270	356,704
Total liabilities and stockholders’ equity	$592,545	$579,927